UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22, 2017
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 8.01 Other Events.

Silver Dragon Resources Inc. (the “Company”) has obtained the KPMG Advisory (China) Limited (“KPMG”) independent appraiser valuation report and the Beijing Shengda Industrial Group Ltd. (the “Purchaser”) Price Waterhouse Coopers (“PWC”) independent appraiser valuation report to assess the fair market value of the Dadi mining rights (the “Mining Rights”) as of March 1, 2017 (the “Valuation Date”).

The valuation results of the Dadi Mining Rights issued by KPMG and the valuation report issued by PWC are RMB751 Million (approximately USD$109,967,705) and RMB322.23 Million (approximately USD$47,183,613), respectively.

Silver Dragon Resources owns a 20% equity interest in China, Sanhe Sino-Top Resources & Technologies, Ltd. ("Sino-Top") and subject to execution of an Equity Transfer Agreement with the Purchaser, completing a change of business registration and approval by the PRC’s Foreign Exchange Administration, the Company will receive approximately USD$15,714,692 for the transfer of its 20% equity stake in Sino-Top.

Forward Looking Statements

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: June 23, 2017	/s/ Marc Hazout
By: Marc Hazout, President & CEO